As filed with the Securities and Exchange Commission on May 17, 2002

                        Registration No. 333____________
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             Registration Statement
                        Under the Securities Act of 1933

                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Wyoming
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   83-0205516
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

         877 North 8th West, Riverton, Wyoming 82501; Tel. 307.856.9271
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

                      Daniel P. Svilar, 877 North 8th West
                      Riverton, WY 82501; Tel. 307.856.9271
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number of agent for service)

              Copies to:   Stephen E. Rounds, Esq.
                           The Law Office of Stephen E. Rounds
                           4635 East 18th Ave., Denver, CO 80220
                           Tel:  303.377.6997; Fax: 303.377.0231
                            ---------------

Approximate date of commencement and end of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

                                                                                  Proposed
                                                            Proposed               Maximum
                                    Amount of                Maximum              Aggregate
Title of Each Class                Securities               Offering            Dollar Price              Amount
of Securities                   to be Registered            Price Per         of Securities to              of
to be Registered                 in the Offering            Security          be Registered(1)             Fee
----------------                 ---------------            --------          ----------------      ----------------

Common Stock                         281,926                  $3.75           $    1,057,222.50         $    97.27
                                   Shares(2)

Common Stock                          56,383                  $4.00           $      225,532.00         $    20.75
                                   Shares(3)

Common Stock                          20,000                  $3.75           $       75,000.00         $     6.90
                                   Shares(2)

Total No. Securities
to be Registered                     358,309                                  $    1,378,889.32         $   126.86
                                   Shares

(1) Under rule 457(c), registration fee calculations are estimated based on the market value of the registrant's common stock (Nasdaq National Market System price on May 13, 2002), which is within 5 business days prior to the initial filing of this statement.

(2) These shares are issued and outstanding, and are being registered for resale under this registration statement.

(3) These shares being registered for resale under this registration statement are issuable on exercise of outstanding warrants, at $4.00 per share, which warrants were purchased by 16 investors in February and March 2002. These warrants expire two years from the date of investment.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.



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



                                U.S. ENERGY CORP.
                         358,309 SHARES OF COMMON STOCK

     This prospectus covers the offer and sale of up to 358,309 shares of common stock ($0.01 par value) by the shareholders and by holders of warrants on exercise of warrants. The shares are offered for sale by the selling shareholders:

     o    281,926 shares held by 16 investors.

     o 56,383 shares on exercise of warrants held by 16 investors, at $4.00 per share. These warrants expire two years from the original dates of investment which were various dates in February and March 2002.

     o    20,000 shares held by Robert H. Taggart Jr.

     In this prospectus, "selling shareholder" or "selling shareholders" refer to the 16 private placement investors holding 281,926 shares, and warrants to purchase an additional 56,383 shares, and to Robert H. Taggart, Jr., who holds 20,000 shares. The selling shareholders are identified under "Selling Shareholders." In this prospectus, and the information incorporated by reference; "we," "company," and "USE" refer to U.S. Energy Corp. (and its subsidiaries unless otherwise specifically stated).

     The selling shareholders may sell the shares from time to time in negotiated transactions, brokers' transactions or a combination of such methods of sale at market prices prevailing at the time of sale or at negotiated prices. Although we will receive proceeds if and to the extent the warrants are exercised, we will not receive any proceeds from sale of any of the shares offered by the selling shareholders. None of the warrants have been exercised at prospectus date.

     USE is traded ("USEG") on the Nasdaq National Market System ($3.75 on May 13, 2002).

     AN INVESTMENT IN THE SHARES OFFERED BY THIS PROSPECTUS IS SPECULATIVE AND SUBJECT TO RISK OF LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE AND THE TABLE OF CONTENTS ON PAGE .

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS MAY ____, 2002.


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



                                TABLE OF CONTENTS
                                                                        PAGE NO.

Summary Information............................................................5

     The Company...............................................................5

     The Offering..............................................................6

Risk Factors ..................................................................2

     Risk Factors Involving the Company........................................7

       Lack of Coalbed Methane Production and Established
       Reserves for Coalbed Methane Properties May Slow Down
       Development of These Properties.........................................7

       We may have to begin to curtain operations if we don't
       raise more capital in July or August, 2002..............................7

       We Are Subject to Certain Kinds of Risks Which
       Are Unique to the Minerals Business.....................................7

       Delays in Obtaining Permits for Methane
       Wells Could Impair Our Business.........................................8

       The Company's Poison Pill Could Discourage
       Some Advantageous Transactions..........................................8

       Compliance with Environmental Regulations May Be Costly.................8

       Commodity Price Fluctuations May Be Difficult
       to Manage and Could Cause Losses........................................8

       Future Equity Transactions, Including Exercise of
       Options or Warrants, Could Result in Dilution...........................8

       Terms of  Subsequent Financings May
       Adversely Impact Your Investment........................................9

     Risk Factor Involving This Offering.......................................9

Representations About This Offering............................................9

Forward Looking Statements.....................................................9

Description of Securities.....................................................10


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



Use of Proceeds...............................................................13

Selling Shareholders..........................................................13

Plan of Distribution..........................................................15

Disclosure of Commission Position on Indemnification..........................17

Where to Find More Information About Us.......................................17

Incorporation of Certain Information by Reference.............................18

Legal Matters.................................................................19

Experts.......................................................................19


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



                               SUMMARY INFORMATION

     The following summarizes all material information found elsewhere in this prospectus and the information incorporated into it by reference. This summary is qualified by the more detailed information in this prospectus and the information incorporated by reference.

THE COMPANY

     U.S. Energy Corp. is a Wyoming corporation, formed in 1966, in the business of acquiring, exploring, developing and/or selling or leasing mineral properties, and the mining and marketing of minerals. We now are engaged in three principal mineral sectors: coalbed methane gas, uranium, and gold (properties and other assets included in the uranium and gold sectors currently are in care and maintenance status). The most significant uranium properties are located on Sheep Mountain in Wyoming, and in southeast Utah. We also hold a royalty interest in claims on Green Mountain, Wyoming, now held by Kennecott Uranium Company (see below). The gold property is located in Sutter Creek, California, east of Sacramento. Interests are held in other mineral properties (principally molybdenum), but are either non-operating interests or undeveloped claims. Small oil and gas operations in Montana and Wyoming are conducted as well. Other business segments are commercial (real estate and general aviation) and construction operations. Our fiscal year ends May 31.

     The coalbed methane gas business is conducted through Rocky Mountain Gas, Inc. RMG, a Wyoming corporation is owned 49.3% by USE and 40.6% by Crested Corp. Crested is a 70.5% majority-owned subsidiary of the company, see below. Properties of RMG are held in southeastern Montana and north-eastern and southwestern Wyoming.

     USE and Crested originally were independent companies, with two common affiliates (John L. Larsen and Max T. Evans). In 1980, USE and Crested formed a joint venture, referred to as the USECC Joint Venture, to do business together (unless one or the other elected not to pursue an individual project). As a result of USE funding certain of Crested's obligations from time to time (due to Crested's lack of cash on hand), and later payment of debts by Crested issuing common stock to USE, Crested became a majority-owned subsidiary of USE in fiscal 1993. In fiscal 2001, Crested issued another 6,666,666 shares of common stock to reduce Crested's debt owed to USE by $3.0 million, which increased USE's ownership of Crested to 70.5%.

     All of USE's (and Crested's) operations are in the United States. Principal executive offices for USE are located in the Glen L. Larsen building at 877 North 8th Street West, Riverton, Wyoming 82501, telephone 307.856.9271; fax 307.857.3050.

     Most of the company's (USE's) operations are conducted through subsidiaries, the USECC joint venture with Crested, and various jointly-owned subsidiaries of USE and Crested.

     Until September 11, 2000, USE and Kennecott Uranium Company ("Kennecott"), owned the Green Mountain Mining Venture ("GMMV"), which held a large uranium deposit and uranium mill in Wyoming. On September 11, 2000, USE and Crested settled litigation with Kennecott involving the GMMV by selling their interest in the GMMV and its properties back to Kennecott for $3.25 million and receiving a royalty interest in the uranium properties. Kennecott also assumed all reclamation obligations on the GMMV properties. Other principal uranium properties and an uranium mill in southeast Utah are held by Plateau Resources Ltd., a wholly-owned subsidiary of USE. The Utah uranium properties are also

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



in a care and maintenance status. At some future date, if the uranium oxide market improves, USE and Crested may consolidate their remaining uranium assets into a single subsidiary and finance the startup of its mines and mill operations, subject to obtaining the necessary debt or equity funding. There are no current plans to implement this strategy at the present time.

     The gold assets held by Sutter Gold Mining Company ("SGMC"), a majority-owned subsidiary of USE, are also in a care and maintenance status because the current price of gold is too low to raise the capital necessary to put the properties into production.

THE OFFERING

Securities Outstanding            11,941,252 shares of common stock, $0.01 par
                                  value.

Securities To Be Outstanding      11,997,635 shares of common stock, $0.01 par
                                  value, assuming the 56,383 warrants held by the selling shareholders were exercised as of the date of this prospectus.

Securities Offered                358,309 shares of common stock owned or to be
                                  owned by the selling shareholders.

Use of Proceeds                   We will not receive any proceeds from sale of
                                  shares by the selling shareholders.

Plan of Distribution              The offering is made by the selling
                                  shareholders named in this prospectus, to the extent they sells shares. Sales may be made in the open market or in private negotiated transactions, at fixed or negotiated prices.
                                  See "Plan of Distribution."

Risk Factors                      An investment is subject to risk. See "Risk
                                  Factors."

                                  RISK FACTORS

     An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information in this prospectus (including the information incorporated by reference) before investing.


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



RISK FACTORS INVOLVING THE COMPANY

     LACK OF COALBED METHANE PRODUCTION AND ESTABLISHED RESERVES FOR COALBED METHANE PROPERTIES MAY SLOW DOWN DEVELOPMENT OF THESE PROPERTIES. Presently we do not have any wells in production, and we have not drilled and tested enough wells on our properties to determine if we have economic reserves of coalbed methane in place. For some properties, we will have to establish at least some reserve parameters before gas transmission companies will build gas lines to our properties, and construction of lines will depend also on then-current and projected market prices for gas. If we have the necessary capital, we may elect to build our own lines over to existing transmission lines near two of our properties in the Powder River Basin in Wyoming. We can't sell production until the lines and associated gathering lines and compression stations are constructed.

     Due to permitting delays in Montana, we may not realize production from the Castle Rock and Kirby prospects until late 2002 or early 2003. Other properties located in Wyoming could be in production in mid-2002 to late-2002, but production might be delayed due to market prices for gas.

     These factors may make it difficult to raise the amount of capital needed to develop the coalbed methane production potential in our properties in a rapid manner. Therefore we may have to seek to raise capital. In the meantime, we have only limited working capital. See below.

     WE MAY HAE TO BEGIN TO CURTAIL OPERATIONS IF WE DON'T RAISE MORE CAPITAL IN JULY OR AUGUST, 2002. February 28, 2002, U.S. Energy Corp. had working capital of $1,979,200, and an accumulated deficit of $33,435,700. Our current level of operations, including general and administrative overhead, mineral operations (primarily care and custody costs for the uranium and gold properties), and costs to comply with other property lease and permitting obligations for the coalbed properties, are estimated to cost $2,300,000 for the six months ending October 31, 2002. However, if we can't realize cash from liquidating assets, or other sources, or if RMG spends more money on exploration than will be covered by current arrangements, then under these circumstances additional equity financing may be necessary to sustain operations starting in July or August 2002. There are no current commitments for such future financing as may be necessary.

     Our strategy for RMG contemplates a total capital budget of up to $50,000,000 through calendar 2003 to develop our coalbed methane properties and put them into production, and to acquire more properties. The cash requirements for our coalbed methane business are in addition to working capital requirements. However, lack of production and established reserves may make it difficult to raise this amount of money in the near future. Therefore, we may have to seek to raise capital in smaller amounts over time, which efforts probably will extend well into calendar 2004. See the preceding risk factor.

     WE ARE SUBJECT TO CERTAIN KINDS OF RISK WHICH ARE UNIQUE TO THE MINERALS BUSINESS. The exploration for and production of minerals is highly speculative and involves risks different from and in some instances greater than risks encountered by companies in other industries. Many exploration programs do not result in the discovery of mineralization and any mineralization discovered may not be of sufficient quantity or quality. Also, the mere discovery of promising mineralization may not warrant production, because the minerals (including methane gas) may be difficult or impossible to extract (produce) on a profitable basis.

     Profitability of any mining and production we may conduct will involve a number of factors, including, but not limited to: the ability to obtain all required permits; costs of bringing the property into

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



production, including the construction of adequate production facilities; the availability and costs of financing; keeping ongoing costs of production at economic levels; and market prices for the metals or hydrocarbons to be produced staying above production costs. Our properties, or properties we might acquire in the future, may not contain deposits of minerals or coalbed methane gas that will be profitable to produce.

     In addition, all forms of mineral (and oil and gas and coalbed methane) exploration and production require permits to have been issued by various federal and state agencies. See below.

     DELAYS IN OBTAINING PERMITS FOR METHANE WELLS COULD IMPAIR OUR BUSINESS. Drilling and producing coalbed methane wells requires obtaining permits from various governmental agencies. The ease of obtaining the necessary permits depends on the type of mineral ownership and the state in which the property is located. Intermittent delays in the permitting process can reasonably be expected throughout the development of any play. For example, there is currently a temporary moratorium for drilling coalbed methane wells on fee and state lands in Montana. We may shift our exploration and development strategy as needed to accommodate the permitting process. As with all governmental permit processes, permits may not be issued in a timely fashion or in a form consistent with our plan of operations.

     THE COMPANY'S POISON PILL COULD DISCOURAGE SOME ADVANTAGEOUS TRANSACTIONS. We have adopted a shareholder rights plan, also known as a poison pill (see "Description of Securities"). The plan is designed to discourage a takeover of the company at an unfair low price. However, it is possible that the board of directors and the takeover acquiror would not agree on a higher price, in which case the takeover might be abandoned, even though the takeover price was at a significant premium to market prices. Therefore, as a result of the mere existence of the plan, shareholders would not receive the premium price.

     COMPLIANCE WITH ENVIRONMENTAL REGULATIONS MAY BE COSTLY. Our minerals business (mostly uranium, gold, and coalbed methane) is intensely regulated by government agencies. Permits are required to drill and pump methane wells, explore for minerals, operate mines, build and operate processing plants, and handle and store waste. The regulations under which permits are issued change from time to time to reflect changes in public policy or scientific understanding of issues. If the economics of a project would not justify the changes, we might have to abandon the project.

     COMMODITY PRICE FLUCTUATIONS MAY BE DIFFICULT TO MANAGE AND COULD CAUSE LOSSES. Gold, uranium and gas prices can be volatile. Sharp swings in market prices make budgeting and operations more difficult. Sustained lower prices can result in impairment of the financial value of the mineral property purchased as well as the facilities built to process the material (such as mills or gas compression stations). Hedging activities, if available for the commodity, can protect against price swings but may result in locking a company into a lower than market price over time.

     FUTURE EQUITY TRANSACTIONS, INCLUDING EXERCISE OF OPTIONS OR WARRANTS, COULD RESULT IN DILUTION. From time to time the company sells restricted stock and warrants to investors in private placements conducted by broker-dealers, or in negotiated transactions. Because the stock is restricted, the stock is sold at a greater discount to market prices compared to a public stock offering, and the exercise price of the warrants sometimes is at or even lower than market prices. These transactions cause dilution to existing shareholders. Also, from time to time, options are issued to employees and third parties, with exercise prices equal to market. Exercise of in-the-money options and warrants will result in dilution to

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



existing shareholders; the amount of dilution will depend on the spread between market and exercise price, and the number of shares involved. The company will continue to grant options to employees with exercise prices equal to market price at grant date, and in the future may sell restricted stock and warrants, all of which may result in dilution to existing shareholders. See also "Registration for Resale of Additional Shares May Depress Market Prices."

     TERMS OF SUBSEQUENT FINANCINGS MAY ADVERSELY IMPACT YOUR INVESTMENT. We may have to raise equity, debt or preferred stock financing in the future. Your rights and the value of your investment in the common stock could be reduced. For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from sale of common stock, institutional or other investors may negotiate terms at least and possibly more favorable than the terms of this offering. Shares of common stock which we sell could be sold into the market, which could adversely affect market price. See below.

RISK FACTOR INVOLVING THIS OFFERING

     ADDITIONAL SHARES TO MARKET BY REGISTRATION OR EXCHANGE. From time to time we have funded operations by selling restricted securities of subsidiary companies for their operations, then later reacquired those securities by exchange for shares and warrants of USE. For example, in January 2002, we issued 1,423,460 restricted shares of common stock in exchange for restricted shares of Rocky Mountain Gas, inc. and in conversion of preferred stock of USE, for which the exchanging shareholders, and the holder of the USE preferred stock, originally had invested $5,309,000. The shares of common stock of USE were issued based on the market price of $3.92 on December 5, 2001, and the original investment amount for RMG and preferred stock, plus $270,959 of interest owed three of the investors. These shares have been registered for resale under the Securities Act of 1933.

     From time to time, we may sell restricted shares to raise capital. Registration for resale of such additional shares could adversely affect market prices for investors who buy shares in this offering.

                       REPRESENTATIONS ABOUT THIS OFFERING

     We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor does it seek an offer to buy the shares in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus (or any supplement), regardless of when it is delivered or when any shares are sold.

                           FORWARD LOOKING STATEMENTS

     We make statements in this prospectus which are considered to be "forward looking" statements. All statements (other than statements of historical fact) about financial and business strategy and the performance objectives of management are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to them. These statements involve risks that are both known and unknown, including

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



unexpected economic and market factors, failure to accurately forecast operating and capital expenditures and capital needs (due to rising costs and/or different drilling and production conditions in the field), changes in timing or conditions for getting regulatory approvals to drill coalbed methane wells where needed, and other business factors. The use of the words "anticipate," "believe," "estimate," "expect," "may," "will," "should," "continue," "intend" and similar words or phrases, are intended by us to identify forward-looking statements (also known as "cautionary statements" because you should be cautious in evaluating such statements in the context of all the information in this prospectus and the information incorporated by reference into this prospectus). These statements reflect our current views with respect to future events. They are subject to the realization in fact of assumptions, but what we now think will happen may be turn out much different, and our assumptions may prove to have been inaccurate or incomplete.

     The investment risks discussed under "Risk Factors" specifically address all of the material risk factors that may influence future operating results and financial performance. Those investment risks are not "boiler plate" but are intended to tell you about the uncertainties and risks inherent in our business at the present time which you need to evaluate before making your investment decision.

                            DESCRIPTION OF SECURITIES

     COMMON STOCK. We are authorized by our articles of incorporation to issue an unlimited number of shares of common stock, $0.01 par value, and 100,000 shares of preferred stock, $0.01 par value.

     Shares of common stock may be issued for such consideration and on such terms as determined by the board of directors, without shareholder approval. Holders are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor. There are no restrictions on payment of cash dividends. Cash dividends have not been declared on the common stock, although a 1 for 10 stock dividend was declared in November 1990. It is anticipated that future earnings would be reinvested into operations and not declared as dividends on the common stock. All holders of shares of common stock have equal voting rights, and the shares of common stock sold in this offering will have the same rights. Holders of shares of common stock are entitled to one vote per share on all matters upon which such holders are entitled to vote, and further have the right to cumulate their votes in elections of directors. Cumulation means multiplying the number of shares held, by the number of nominees to the board of directors, then voting the product among the nominees as desired. Directors are elected by a plurality of the votes cast.

     Shares of common stock sold in this offering are fully-paid and nonassessable shares of U.S. Energy Corp.

     Pursuant to our articles of incorporation and as permitted by Wyoming law, shares of common stock held by our subsidiaries may be voted by such subsidiaries as determined by the board of directors of each, in elections of directors and other matters brought before shareholders.

     In September 2001, the company adopted a shareholder rights plan ("poison pill") and filed the plan with the Securities and Exchange Commission as an exhibit to Form 8-A. The following three paragraphs briefly state principal features of the plan, which are qualified by reference to the complete plan, which is incorporated by reference into this prospectus.


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



     Under the plan, the holder of each share of common stock has the right to purchase (when the rights become exercisable) from the company one-one thousandth (1/1,000th) of one (1) share of Series P preferred stock at price of $200.00 per for each one-one thousandth (1/1,000th) share of such preferred stock. The purpose of the plan is to deter an unfairly low priced hostile takeover of the company, by encouraging a hostile party to negotiate a fair offer with the board of directors and thus eliminate the poison pill.

     The rights trade with the common stock and aren't separable therefrom; no separate certificate for the rights is issued unless and until there is a hostile takeover attempted, after which time separate and tradable rights certificates would be issued.

     The rights are not exercisable and never can be unless and until a hostile (not negotiated with the board) takeover of the company is initiated with the objective of acquiring 15% of the company's voting stock. If before the takeover is launched the hostile party comes to agreement with the board of directors about price and terms and makes a "qualified offer" to buy the stock of the company, then the board of directors may redeem (buy back) the rights for $0.01 each. But, if such a "qualified offer" isn't agreed upon, then the rights are exercisable for preferred stock, which in turn would enable to holder to convert the preferred stock into voting common stock of the company at a price equal to one-half the market price.

     PREFERRED STOCK. Shares of preferred stock may be issued by the board of directors with such dividend, liquidation, voting and conversion features as may be determined by the board of directors without shareholder approval. In June 2000, we established a Series A Convertible Preferred Stock, for which 1,000 shares of preferred stock are reserved for sale at $10,000 per share; 200 shares were issued and outstanding at November 30, 2001. In January 2002, we converted the 200 outstanding shares of Series A stock by issuing 513,140 shares of restricted common stock to the holder, based on $2,000,000 invested plus $11,507 of interest (annual rate of 7.5%) which accrued in December 2001 (previous interest had been paid in cash), divided by $3.92 (market price for USE stock on December 5, 2001).

     WARRANTS. As of the date of this prospectus, warrants and options (to persons or entities other than employees, officers or directors of the company) are issued and outstanding to purchase a total of 389,958 shares of common stock:

     o Warrants to purchase 10,000 shares at $3.75 held by Kevin P. Daly, issued as of October 18, 2001 and expiring October 18, 2003. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 50,000 shares at $3.00 held by CAYDAL, LLC, issued on October 24, 2001 and expiring October 24, 2003. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 60,322 shares at $3.75 held by 18 investors who purchased shares and warrants in private transactions with the company from June 29, 2001 to October 18, 2001. These warrants were issued as of October 18, 2001 and expire October 18, 2003. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 38,966 shares at $3.75 held by persons associated with VentureRound Group LLC, which served as the Financial Advisor to the company in connection with the private transactions from June to October 2001 (see above). These warrants were issued as partial compensation for services provided to the company by the Financial Advisor. These warrants were issued as of October 18, 2001 and expire October 18, 2006. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 11,034 shares at $3.75 held by members of VentureRound Group LLC. These warrants were issued for financial consulting services provided by VentureRound Group LLC. These warrants were issued as of November 2, 2001 and expire November 2, 2006. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 60,322 shares at $3.64, issued in exchange for Yellow Stone Fuels Corporation (a subsidiary of USE) warrants under a share exchange agreement between YSFC and USE. The warrants expire September 18, 2002. The shares acquired on exercise of these warrants are not restricted for resale, as they are covered under a previously filed registration statement.

     o Options to purchase 75,000 shares at $2.25 per share (expiring February 8, 2004), issued to consultant Michael Baybak. Resale of the shares acquired on exercise of these options is not covered by a resale prospectus.

     o Options to purchase 20,000 shares at $2.62 per share (expiring June 15, 2002), issued to consultant R. J. Falkner. Resale of the shares acquired on exercise of these options is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 10,000 shares at $4.70 per share (expiring May 14, 2003), issued to consultant Riches in Resources, Inc. The warrants are not exercisable unless the company's stock price closes at or above $6.50 per share for 90 consecutive days before expiration of the options. Resale of the shares acquired on exercise of these options is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 20,000 shares at $4.70 per share (expiring May 14, 2003), issued to consultant Riches in Resources, Inc. The warrants are not exercisable until the company's stock price closes at or above $10.00 per share for 90 consecutive days. Resale of the shares acquired on exercise of these options is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Options to purchase 20,000 shares at $3.98 per share, expiring April 10, 2006, issued to consultant R. J. Falkner and Company. Resale of the shares acquired on exercise of these options is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 56,383 shares at $4.00 per share, held by 16 investors who purchased shares and warrants in private transactions with the company in February and March, 2002. These warrants were issued in February and March 2002, and will expire two years after issuance. Resale of the shares acquired on exercise of these warrants is covered by this prospectus.

     OPTIONS. USE has granted options to employees, officers and directors to purchase shares at exercise prices from $2.00 to $3.90 per share. At May 15, 2002, a total of 2,978,496 shares may be issued upon exercise of these options. These options expire at various times from 2002 to 2011.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares by the selling shareholders pursuant to this prospectus. We will receive proceeds fro exercise of the warrants held by 16 investors, if they so exercise, which proceeds will be used by the company for working capital.

                              SELLING SHAREHOLDERS

     This prospectus covers the offer and sale by the selling shareholders of up to 358,309 shares of common stock ($0.01 par value) owned or to be owned on exercise of warrants by the selling shareholders. All shares issued are restricted securities as that term is defined in rule 144 of the Securities and Exchange Commission under the Securities Act of 1933, and will remain restricted unless and until such shares are sold pursuant to this prospectus, or otherwise are sold in compliance with rule 144 or the restriction removed in accordance with rule 144(k).

     None of the selling shareholders are affiliates of the company or any subsidiary of the company.

     Of the shares covered by this prospectus:

o 281,926 shares are held by 16 accredited investors who purchased shares at $3.25 per share (and warrants, see below) from the company during the period February 20, 2002 to March 26, 2002, in a private placement conducted by the company (see below).

o 56,383 shares are issuable on exercise of warrants held by the 16 investors, at an exercise price of $4.00 per share (expire two years from date of original investment in February and March 2002).

o 20,000 shares are held by Robert H. Taggart, Jr. which were issued to him in May 2002, in part for the exchange of warrants to purchase 6,703 shares of common stock of USE (at $3.64 per share) which he acquired in a share exchange agreement with Yellowstone Fuels Corporation, and for other services. Mr. Taggart, a securities broker presently associated with VentureRound Group, L.L.C., previously was associated with another broker-dealer which raised equity financing for Yellowstone; the former firm compensated Mr. Taggart by transferring to him warrants to purchase 6,703 shares of Yellowstone, subsequently exchanged (along with all other warrants held by the former firm) for warrants to purchase shares of USE. The Yellowstone and USE warrants held by Mr. Taggart have been canceled. Additional consideration for the issuance of the 20,000 shares to Mr. Taggart are his service to USE for financial public relations and the introduction of the company to other stock brokerage firms. These services have not involved capital formation activities by USE.

     The selling shareholders may offer their shares for sale on a continuous basis pursuant to rule 415 under the 1933 Act.

     The following information has been provided to us by the selling shareholders. All numbers of shares, and percentage ownership, are stated on a pro forma basis as of prospectus date. There are 11,941,252 shares issued and outstanding on the initial date of this prospectus; on a pro forma basis, 11,997,635 shares are outstanding. Additional shares issuable on possible exercise of additional options and warrants presently outstanding, but not held by the selling shareholders, are not included in the pro forma calculation.

                                           Number of            Number of Shares
                                           Shares of             of Common Stock            Percent Owned
Name and Address                         Common Stock              Registered          Prior to         After
of Beneficial Owner                        Owned (2)              For Sale (2)         Offering     Offering(1)
---------------------------------------------------------------------------------------------------------------

Jeffrey J.  Schmitz                           3,692                    3,692               *              0
10356  E.  Weaver Circle
Englewood, CO 80111

Vincent N.  Schmitz                          18,462                   18,462               *              0
4207 Montview Blvd.
Denver, CO 80207

James V.  Rauh                               18,462                   18,462               *              0
7234 South Uravan Ct.
Aurora, CO 80016

Dr. Michael M.  Vuocolo DDS                  18,462                   18,462               *              0
407 Arrowhead BL 123
Jonesboro, GA 30236

Peyton Jackson                                9,230                    9,230               *              0
8794 Standish Road
Alexandria, VA 22308

P-Con Consulting                              9,230                    9,230               *              0
5432 Broadmoor Street
Alexandria, VA 22315

Donald F.  Kern                              27,692                   27,692               *              0
2737 Nestlebrook Trail
Virginia Beach, VA

Fiserv Securities Inc.  C/FBO                 9,230                    9,230               *              0
Richard T.  Huebner IRA
16318 E.  Berry Avenue
Aurora, CO 80015

Fiserv Securities Inc.  C/FBO                 9,232                    9,232               *              0
Steven M.  Bathgate IRA
6376 E. Tufts Avenue
Englewood, CO 80111

Generation Capital Association               36,924                   36,924               *              0
1085 Riverside Trace
Atlanta, GA 30328

Dr. Ross Krueger                             18,462                   18,462               *              0
1801 Barrs Suite #605
Jacksonville, FL 32204

John J.  Lais III                            30,000                   30,000               *              0
2602 Woodlant Court
McKinney, TX 75070


                                       14




James A.  McCaughey                          46,154                   46,154               *              0
First Bank
73-000 Hwy.  111
Palm Desert, CA 92260

Eggleston's, LLC                              9,230                    9,230               *              0
8109 Wellington Road
Alexandria, VA 22308

Jason Wayne Assad                            18,462                   18,462               *              0
6585 Sterling Drive
Suwanee, GA 30024

William N.  Anderson                         55,385                   55,385               *              0
6650 Oakhills Drive
Bloomfield, MI 48301

Robert H.  Taggart, Jr.                      20,000                   20,000               *              0
7163 South Chapparal Circle East
Auroro, CO 80016

*    Less than 1%.
(1)  Assumes all shares are sold by the selling shareholder.

(2) Includes shares issuable on exercise of warrants, at $4.00 per share, and assumes exercise of such warrants by the selling shareholder.

     The shares owned or to be owned by the selling shareholders are registered under rule 415 of the general rules and regulations of the Securities and Exchange Commission, concerning delayed and continuous offers and sales of securities. In regard to the offer and sale of such shares, we have made certain undertakings in Part II of the registration statement of which this prospectus is part, by which, in general, we have committed to keep this prospectus current during any period in which the selling shareholders make offers to sell the covered securities pursuant to rule 415.

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     O ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     O block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     O purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     O an exchange distribution in accordance with the rules of the applicable exchange;

     O    privately negotiated transactions;

     O short sales (sales of shares not owned in hopes of a decline in market price so the seller can purchase in the market at a lower price to be able to deliver the shares sold);

     O broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

     O    a combination of any such methods of sale; and

     O    any other method permitted pursuant to applicable law.

     The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon rule 144 under the 1933 Act, provided they meet the criteria and conform to the requirements of the rule.

     The selling shareholders may also engage in short sales against the box (a short sale where the seller borrows the stock from a third party, hoping the market price will decline), puts and calls and other transactions in securities of the company or derivatives of company securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge shares to brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders have advised the company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We are required to pay all fees and expenses incident to the registration of resale of the shares covered by this prospectus. However, all discounts, commissions or fees incurred in connection with the sale of the shares offered hereby will be paid by the selling shareholders. The company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the 1933 Act is against public policy, and therefore is unenforceable. See below.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our articles of incorporation and bylaws provide that we shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

     Wyoming law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise (for example, in connection with the sale of securities), we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Securities Act, and will be governed by the final adjudication of such issue.

                     WHERE TO FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates; the telephone number for the Public Reference Section is 1.800.SEC.0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR location within the Commission's internet website (http://www.sec.gov).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Our common stock is registered with the Commission under section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"). Under the 1934 Act, we file with the Commission periodic reports on Forms 10-K, 10-Q and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the Commission's internet website (http://www.sec.gov) at the EDGAR location, and also may be inspected and copied at the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates; the telephone number for the Public Reference Section is 1.800.SEC.0330. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1.800.SEC.0330.

     All of the information contained in the following documents filed with the Commission is incorporated by reference into this prospectus: Annual Report on Form 10-K for fiscal year ended May 31, 2001; Quarterly Report on Form 10-Q for the Three Months ended August 31, 2001; Quarterly Report on Form 10-Q for the Six Months ended November 30, 2001; Quarterly Report on Form 10-Q for the Nine Months ended February 28, 2002; Proxy Statement for Annual Meeting of Shareholders in December 2001; Report on Form 8-K on September 20, 2001 (reporting adoption in calendar 2001 of a "shareholder rights plan" also commonly known as a "poison pill"); and Report on Form 8-K on December 20, 2001 regarding status of coalbed methane operations; Report on Form 8-K on April 23, 2002, reporting that Suncor did not exercise an option to acquire interest in coalbed methane properties and reporting a contract to purchase the Bobcat coalbed methane property in Wyoming; and Form 8-A, on September 20, 2001, registering the preferred stock purchase rights (in connection with the shareholder rights plan). The SEC file number for all of these filings is 000-06814.

     All of the information which will be contained in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Proxy Statements, and Reports on Form 8-K, and any other filings we make pursuant to sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, all after the date of this prospectus, also are incorporated by reference into this prospectus as of the dates when such documents are filed with the Commission.

     We will provide to you copies of any or all of the information in these documents, and any exhibits to them, without charge, upon request addressed to U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501, attention Daniel
P. Svilar, Assistant Secretary. You also may request these documents by telephone: 1.307.856.9271. Our internet address is www.useg.com. Our 1934 Act filings are not directly available through our internet address (website), but you can access those filings through the link to Nasdaq at our internet address (website).

                                  LEGAL MATTERS

     The validity of the issuance of the shares offered has been passed upon by The Law Office of Stephen E. Rounds, Denver, Colorado.

                                     EXPERTS

     Our consolidated balance sheet as of May 31, 2001 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended may 31, 2001, have been audited by Grant Thornton LLP, and are included, with the audit report from Grant Thornton LLP, in the Annual Report on Form 10-K for the fiscal year ended May 31, 2001 in reliance upon the authority of such firm as experts in accounting and auditing. Our consolidated balance sheet as of May 31, 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years ended May 31, 2000, have been audited by Arthur Andersen LLP, and are included along with the audit report from Arthur Andersen LLP, in the Annual Report on Form 10-K for the fiscal year ended May 31, 2001 in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

                           358,309 SHARES COMMON STOCK

                                U.S. ENERGY CORP.


                               -------------------
                                   PROSPECTUS
                              --------------------


                                 May _____, 2002


     No dealer, salesman or other person is authorized to give any information or make any information or make any representations not contained in the prospectus with respect to the offering made hereby. This prospectus does not constitute an offer to sell any of the securities offered hereby in any jurisdiction where, or to any person to whom it is unlawful to make such an offer. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the information set forth herein or in the business of our company since the date hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee...................$   126.57
National Association of Securities Dealers, Inc. examination fee......      n/a
Accounting ...........................................................  2,000.00
Legal fees and expenses...............................................  2,000.00
Printing .............................................................      n/a
Blue Sky fees and expenses (excluding legal fees).....................      250
Transfer agent .......................................................      n/a
Escrow agent..........................................................      n/a
Miscellaneous.........................................................      n/a

Total.................................................................$ 4,476.57

The Registrant will pay all of these expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our articles of incorporation and bylaws provide that we shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

     Wyoming law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

                                                                      SEQUENTIAL
EXHIBIT NO.   TITLE OF EXHIBIT                                         PAGE NO.
-----------   ----------------                                        ----------

3.1           USE Restated Articles of Incorporation.........................[2]

3.1(a)        USE Articles of Amendment to
              Restated Articles of Incorporation.............................[4]

3.1(b)        USE Articles of Amendment (Second) to
              Restated Articles of Incorporation
              (Establishing Series A Convertible Preferred Stock.............[9]

3.1(c)        Articles of Amendment (Third) to
              Restated Articles of Incorporation
              (Increasing number of authorized shares)......................[14]

3.2           USE Bylaws, as amended through April 22, 1992..................[4]

4.1           Amendment to USE 1998
              Incentive Stock Option Plan
              (To include Family Transferability
              of Options Under SEC Rule 16b)................................[11]

4.2           USE 1998 Incentive Stock Option Plan
              and Form of Stock Option Agreement 1/99........................[8]

4.3           USE Restricted Stock Bonus Plan,
              as amended through 2/94........................................[5]

4.4           Form of Stock Option Agreement, and Schedule
              Options Granted January 1, 1996................................[6]

4.5           Form of Stock Option Agreement and Schedule,
              Options Granted January 10, 2001..............................[11]

4.6           [intentionally left blank)

4.7           USE 1996 Officers' Stock Award Program (Plan)..................[7]

4.8           USE Restated 1996 Officers' Stock Award Plan and
              Amendment to USE 1990 Restricted Stock Bonus Plan..............[7]

4.9           Warrant held by Caydall LLC...................................[13]

4.10          Warrant held by Kevin P.  Daly................................[13]

4.11 Rights Agreement, dated as of September 19, 2001 between U.S. Energy Corp. and Computershare
              Trust Company, Inc. as Rights Agent. The Articles of Amendment to Articles of Incorporation creating the Series P Preferred Stock is included herewith as an exhibit to the Rights Agreement.
              Form of Right Certificate (as an exhibit to the Rights Agreement).

              Summary of Rights, which will be sent to all holders
              of record of the outstanding shares of Common Stock
              of the registrant, also included as an exhibit to the
              Rights Agreement..............................................[12]

4.12          Form of Advisor Warrant dated October 18, 2001
              and List of Holders ..........................................[14]

4.13          Form of Advisor Warrant dated November 2, 2001
              and List of Holders...........................................[14]

4.14          Form of Investor Warrant dated October 18, 2001
              and List of Holders...........................................[14]

4.15          Stock Option held by R. Jerry Falkner
              dated April 11, 2001..........................................[14]

4.16          Warrant held by Riches In Resources
              dated May 14, 2001............................................[14]

4.17          Stock Option held by R.  Jerry Falkner dated
              October 11, 1999 and First Amendment thereto..................[15]

4.18          Amendment dated April 25, 2002 to
              October 11, 1999 Stock Option
              Agreement held by R.  Jerry Falkner...........................[16]

5.1           Opinion re legality and consent of counsel.......................*

10.1          USECC Joint Venture Agreement - Amended as of 1/20/89.........[1]
..
10.2          Management Agreement with USECC................................[3]

10.3          Contract - R. J. Falkner & Company
              dated April 11, 2001..........................................[11]

10.4          Consulting Agreement - Riches In Resources
              dated May 14, 2001............................................[11]

10.5          Agreement for Strategic Services
              VentureRound Group LLC........................................[14]

10.6-10.60  [intentionally left blank]

10.61         Closing Agreement - Addendum to Agreement
              for Purchase and Sale of Assets (see Exhibit 10.62)...........[11]

10.62         Agreement for Purchase and Sale of Assets
              (Rocky Mountain Gas, Inc. and Quantum Energy LLC)..............[9]

10.63         Purchase and Sale Agreement
              CCBM, Inc. (subsidiary of Carrizo Oil & Gas, Inc.)
              and Rocky Mountain Gas, Inc...................................[16]

10.64         Purchase and Sale Agreement
              Bobcat Property...............................................[16]

16.           Concurrence Letter from Arthur Andersen LLP
              on Change of Accounting Firms.................................[10]

21.1          Subsidiaries of Registrant....................................[11]

23.1          Included in Exhibit 5.1

23.2          Consent of Independent Auditors (Grant Thornton LLP).............*

23.3          Consent of [former] audit firm Arthur Andersen LLP...............*

*  Filed herewith.
-------------

Unless otherwise indicated, the SEC File Number for each of the following documents incorporated by reference is 000-6814.

[1] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1989, filed August 29, 1989.

[2] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1990, filed September 14, 1990.

[3] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1991, filed September 13, 1991.

[4] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1992, filed September 14, 1991.

[5] Incorporated by reference from the like-numbered exhibit to the Registrant's Form S-1 registration statement, initial filing (SEC File No. 333-1689) filed June 18, 1996).

[6] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1996, filed September 13, 1996.

[7] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1997, filed September 15, 1997.

[8] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1998, filed September 14, 1998.

[9] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 2000, filed September 13, 2000.

[10] Incorporated by reference from the like-numbered exhibit to the Registrant's Form 8-K, filed February 5, 2001.

[11] Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K, filed August 29, 2001.

[12] Incorporated by reference to exhibit number 4.1 to the Registrant's Form 8-A12G filed, September 20, 2001.

[13] Incorporated by reference from the like-numbered exhibit to the Registrant's Form S-3 registration statement (SEC File No. 333-73546), filed November 16, 2001.

[14] Incorporated by reference from the like-numbered exhibit to the Registrant's Form S-3 registration statement (SEC File No. 333-75864), filed December 21, 2001.

[15] Incorporated by reference from the like-numbered exhibit to the Registrant' Form S-3 registration statement (SEC File No. 333-83040), filed February 19, 2002.

[16] Incorporated by reference from the like-numbered exhibit to the Registrant's Form S-3 registration statement, amendment no. 1 (SEC File No. 333-83040), filed May 17, 2002.



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ITEM 17.  UNDERTAKINGS.

     (a) RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply to this registration statement if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act , each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       26

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     (h) RELATIVE TO REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.




                                       27

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Riverton, state of Wyoming on May 16, 2002.

                                             U.S. ENERGY CORP. (Registrant)

Date: May 16, 2002                     By:        /s/  John L. Larsen
                                             -----------------------------------
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Date: May 16, 2002                     By:        /s/ John L. Larsen
                                             -----------------------------------
                                             Director

Date: May 16, 2002                     By:        /s/  Keith G. Larsen
                                             -----------------------------------
                                             Director

Date: May 16, 2002                     By:        /s/  Harold F. Herron
                                             -----------------------------------
                                             Director

Date: May 16, 2002                     By:        /s/  Don C. Anderson
                                             -----------------------------------
                                             Director

Date: May 16, 2002                     By:        /s/  Nick Bebout
                                             -----------------------------------
                                             Director

Date: May 16, 2002                     By:        /s/  H. Russell Fraser
                                             -----------------------------------
                                             Director

Date: May 16, 2002                     By:        /s/ Robert Scott Lorimer
                                             -----------------------------------
                                             Principal Financial Officer/
                                             Chief Accounting Officer


                                       28

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